UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2005

BIO-LOGIC SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12240	36-3025678
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Bio-logic Plaza, Mundelein, IL	60060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 949-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 10, 2005, Bio-logic Systems Corp. (the “Company”) issued a press release announcing financial results for the quarter ended November 30, 2004. A copy of this press release is attached hereto as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

The information above (including the information contained in Exhibit 99.1) is being furnished under Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Items.

On January 7, 2005, the Company’s declared a three-for-two stock split on the Company’s common stock, to be effected as a 50 percent stock dividend. The new shares and cash payments in lieu of fractional shares will be distributed on February 11, 2005, to stockholders of record on January 26, 2005. As a result of the split, stockholders will receive one additional share of the Company’s common stock for every two shares owned on January 26, 2005. Cash payments in lieu of fractional shares will be based on the closing price of the Company’s common stock on the January 26, 2005 record date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bio-logic Systems Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-LOGIC SYSTEMS CORP.

By:	/s/ Michael J. Hanley
Michael J. Hanley Corporate Controller (principal financial and accounting officer)

Dated: January 10, 2005

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press Release of Bio-logic dated January 10, 2005.